UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 20, 2014

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Performance Incentive Plan Payments for Fiscal 2013.  On February 20, 2014, the Compensation Committee of the Board of Directors of The Cheesecake Factory Incorporated (the “Company”)  approved the payment of the following performance achievement awards (“Awards”) for fiscal 2013 to certain executive officers of the Company under the Company’s Amended and Restated Annual Performance Incentive Plan approved by the Company’s stockholders on June 2, 2010 (the “Performance Incentive Plan”), a summary of the material terms of which was disclosed by the Company on a Current Report on Form 8-K previously filed with the SEC:

Name	Amount of Award	Award as a Percentage of 2013 Effective Salary(1)
David Overton	$800,157	81.25%
Chairman and Chief Executive Officer

David M. Gordon(2)	$293,607	59.88%
President

W. Douglas Benn	$244,461	52.81%
Executive Vice President and Chief Financial Officer

Debby R. Zurzolo	$228,181	52.81%
Executive Vice President, General Counsel and Secretary

Max S. Byfuglin	$100,130	26.0%
President, The Cheesecake Factory Bakery Incorporated

(1)  Effective salary reflects a prorated amount of base salary for fiscal year 2013 as a result of salary adjustments that took place in March, 2013.

(2)  Mr. Gordon was appointed President of the Company effective February 18, 2013 and, his Award as a percentage of his effective salary reflects a prorated amount based upon his tenure prior to such appointment.

Performance Incentive Plan for Fiscal 2014.  On February 20, 2014, the Compensation Committee approved performance incentive targets for fiscal 2014 under the Performance Incentive Plan.  For executive officers other than Mr. Byfuglin, 75% of each Award will be based upon achievement of a Company consolidated operating income objective and 25% of each Award will be based on achievement of both a Company threshold consolidated operating income objective and additional strategic objectives.  For Mr. Byfuglin, 50% of his Award will be based on achievement of a bakery division financial objective, 25% of his Award will be based on achievement of a Company consolidated operating income objective, and 25% of his Award will be based on achievement of both a Company threshold consolidated operating income objective and additional strategic objectives related to the bakery operations.  Each of the performance incentive objectives was selected from a stockholder-approved list of performance incentive objectives under the Performance Incentive Plan approved by the Company’s stockholders at the 2010 annual meeting of stockholders.

Executives participating in the Performance Incentive Plan for fiscal 2014 will have an opportunity to earn an Award ranging from 0% to 175% of their Performance Incentive Target.  Payment of Awards is subject to the Company’s ability to accrue for such Awards and to the Compensation Committee’s determination that the specified strategic and operational objectives were satisfied.  The Performance Incentive Target as a percentage of base salary payable to each executive officer and the maximum Award as a percentage of base salary payable to each executive officer under the Performance Incentive Plan for fiscal 2014, are as follows:

Name	Performance Incentive Target as a Percentage of Salary	Maximum Potential Award as a Percentage of Salary
David M. Overton	110%	192.50%

David M. Gordon	75%	131.25%

W. Douglas Benn	65%	113.75%

Debby R. Zurzolo	65%	113.75%

Max S. Byfuglin	65%	113.75%

Awards which may be made for fiscal 2014 will be calculated based upon the executive officers’ effective salary for fiscal 2014 and will reflect a prorated amount of base salary for fiscal year 2014 as a result of any salary adjustments. The maximum Award payable in any fiscal year to an executive officer under the Performance Incentive Plan is $2.5 million.  There is no assurance that the Company will achieve the Performance Incentive Targets established by the Compensation Committee in any fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2014	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Cheryl Slomann
Cheryl Slomann
Vice President, Controller and Chief Accounting Officer